Exhibit (a)(1)(vii)

Computershare Trust Company, N.A.

Information Agent: D.F. King

(800) 334-0384

DIRECTION FORM

(you must complete the other side of this form, PAGE 2, as well)

WHIRLPOOL 401(K) RETIREMENT PLAN

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED DIRECTION FORM, OR IF SUCH DIRECTION FORM IS NOT RECEIVED BY 5:00 P.M., EASTERN TIME ON MAY 21, 2018, UNLESS THE OFFER IS EXTENDED, THE SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT UNDER THE ABOVE-REFERENCED PLAN WILL NOT BE TENDERED IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Neither the Plan Administrator of the Whirlpool 401(k) Retirement Plan (the “Plan”) nor Vanguard Fiduciary Trust Company (the “Trustee”) makes any recommendation to any participant in the Plan as to whether to tender or not, or at which prices. Your direction to the Trustee will be kept confidential.

This Direction Form, if properly signed, completed and received by Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., the tabulator selected by Whirlpool, in a timely manner, will supersede any previous Direction Form.

The undersigned acknowledges that he/she has reviewed the letter from The Vanguard Group, Inc., (“Vanguard”) the Plan’s directed recordkeeper, dated April 26, 2018 (the “Recordkeeper Letter”) and the Offer to Purchase, dated April 26, 2018 and is making a decision to direct the tender of Shares subject to the terms and conditions described in those materials and the Recordkeeper Letter, without any recommendation by the Plan Administrator or the Trustee. The undersigned further acknowledges that the terms and conditions of the Offer for Shares attributable to his/her individual account under the Plan, including the election process, and blackout period, are different than those for Shares held outside of the Plan.

Date
Please Print Name
Signature
Daytime Phone Number

DIRECTION FORM

Log into your Plan account on the Vanguard website at vanguard.com/retirementplans or call a Vanguard representative at (800) 523-1188 to:

•	View the number of Shares that are in your 401(k) Plan account;

•	to receive a free copy of the Balanced Fund prospectus; and

•	to determine if the blackout period has started or ended.

In connection with the offer to purchase for cash by Whirlpool of shares of its common stock, par value $1.00 per share (“Shares”), up to an aggregate purchase price of $1 billion, at a price not greater than $170.00 nor less than $150.00 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in Whirlpool’s Offer to Purchase, dated April 26, 2018, I hereby instruct the Trustee to tender as indicated below the settled Shares attributable to my individual account under the Plan as of 5:00 p.m. Eastern Time on May 21, 2018, unless a later deadline is announced, as follows:

☐	Please TENDER Shares attributable to my individual account under the Plan in the percentage indicated below for either the Purchase Price Tender or at each of the prices provided. A blank space before a given price will be taken to mean that no Shares attributable to my individual account under the Plan are to be tendered at that price.

☐	By checking this one box instead of one of the price boxes below you are tendering Shares and are willing to accept the Purchase Price selected by the Company in accordance to the terms of the Offer. The Percentage of Shares I wish to tender is %

☐	By checking one of the following boxes below I am tendering a Percentage of Shares attributable to my individual account under the Plan to be tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed the Trustee NOT to tender the remaining percentage.):

☐ % at $150.00	☐ % at $154.50	☐ % at $158.50	☐ % at $162.50	☐ % at $166.50
☐ % at $150.50	☐ % at $155.00	☐ % at $159.00	☐ % at $163.00	☐ % at $167.00
☐ % at $151.00	☐ % at $155.50	☐ % at $159.50	☐ % at $163.50	☐ % at $167.50
☐ % at $151.50	☐ % at $156.00	☐ % at $160.00	☐ % at $164.00	☐ % at $168.00
☐ % at $152.00	☐ % at $156.50	☐ % at $160.50	☐ % at $164.50	☐ % at $168.50
☐ % at $152.50	☐ % at $157.00	☐ % at $161.00	☐ % at $165.00	☐ % at $169.00
☐ % at $153.00	☐ % at $157.50	☐ % at $161.50	☐ % at $165.50	☐ % at $169.50
☐ % at $153.50	☐ % at $158.00	☐ % at $162.00	☐ % at $166.00	☐ % at $170.00
☐ % at $154.00

**	By entering a percentage on the % line above, the undersigned is willing to accept the purchase price resulting from the Dutch auction, for the percentage of Shares elected. This could result in receiving a price per share as low as $150.00 or as high as $170.00 per share.

Please mail your form to:

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

If delivering by email: Incoming40e2f@computershare.com

THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR PURPOSES OF SUBMITTING THIS DIRECTION FORM. ANY OTHER DOCUMENTS TRANSMITTED TO THE TABULATOR WILL NOT BE ACCEPTED.

2